UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014 (November 4, 2014)

AMSURG CORP.
(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 4, 2014, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2014, David L. Manning, the current Executive Vice President and Chief Development Officer of the Company, will no longer be employed by the Company.

Item 7.01. Regulation FD Disclosure

On November 4, 2014, AmSurg Corp. issued a press release, the text of which is set forth as Exhibit 99.

Item 8.01. Other Events

Robert J. Coward, 50, has been named President - Physician Services and Chief Development Officer of the Company. Mr. Coward has served as President of Sheridan Healthcare since 2010. Mr. Coward served in several capacities with Sheridan Healthcare since 2000, including as Chief Operating Officer from 2008 to 2012, Chief Financial Officer from 2000 to 2010 and Senior Vice President of Operations from 2000 to 2008.

Phillip A. Clendenin, 49, has been named President - Ambulatory Services of the Company. Mr. Clendenin has served as the Company’s Executive Vice President of Operations since February 2013. Prior to assuming that position, Mr. Clendenin served as the Company’s Senior Vice President, Corporate Services from March 2009 to February 2013.

Item 9.01. Financial Statements and Exhibits

(d) 99 Press release dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    November 4, 2014

INDEX TO EXHIBITS

Exhibit
Number	Description
99	Press release dated November 4, 2014